SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PERRY ELLIS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3000 N.W. 107th Avenue

Miami, Florida 33172

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 7, 2005

To the Shareholders of Perry Ellis International, Inc.:

The 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Perry Ellis International, Inc., a Florida corporation (the “Company” or “Perry Ellis”), will be held at our principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 10:00 A.M. on June 7, 2005 for the following purposes:

1.	To elect two directors of the Company to serve until the 2008 Annual Meeting of Shareholders;

2.	To consider and vote upon a proposal to adopt the Company’s 2005 Long Term Incentive Compensation Plan;

3.	To consider and vote upon a proposal to adopt the Company’s 2005 Management Incentive Compensation Plan;

4.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2006; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 25, 2005 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Fanny Hanono, Secretary

Miami, Florida

May 5, 2005

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. “STREET NAME” SHAREHOLDERS WHO WISH TO VOTE THEIR SHARES IN PERSON WILL NEED TO OBTAIN A PROXY FROM THE PERSON IN WHOSE NAME THEIR SHARES ARE REGISTERED.

PERRY ELLIS INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 7, 2005

PROXY STATEMENT

TIME, DATE AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the board of directors of Perry Ellis International, Inc., a Florida corporation (the “Company” or “Perry Ellis”), of proxies from the holders of our common stock, par value $.01 per share, for use at our Annual Meeting of Shareholders to be held at our principal executive offices at 3000 N.W. 107th Avenue, Miami, Florida 33172 at 10:00 A.M. on June 7, 2005, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Annual Meeting.

The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 5, 2005. Shareholders should review the information provided herein in conjunction with our Annual Report to Shareholders, which accompanies this Proxy Statement. Our principal executive offices are located at 3000 N.W. 107th Avenue, Miami, Florida 33172, and our telephone number is (305) 592-2830.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of our board of directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1.	To elect two directors to serve until the 2008 Annual Meeting of Shareholders;

2.	To consider and vote upon a proposal to adopt the Company’s 2005 Long Term Incentive Compensation Plan (“2005 Long Term Plan”);

3.	To consider and vote upon a proposal to adopt the Company’s 2005 Management Incentive Compensation Plan (“2005 Management Plan”);

4.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2006; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, the shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Our board of directors has set the close of business on April 25, 2005, as the record date for determining which of our shareholders are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were approximately 9,476,418 shares of common stock which are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this Proxy Statement. If less than a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner’s shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be counted in the vote on any matters addressed at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the record date, information with respect to the beneficial ownership of our common stock by (i) each person who is known by us to beneficially own 5% or more of our outstanding common stock, (ii) each of our Named Executive Officers (as defined in “Executive Compensation”), (iii) each of our directors, and (iv) all of our directors and executive officers as a group. We are not aware of any beneficial owner of more than 5% of our outstanding common stock other than as set forth in the following table.

Name and Address of Beneficial Owner(1)(2)	Number of Shares	% of Class Outstanding
George Feldenkreis(3)	1,678,914	16.7
Oscar Feldenkreis(4)	1,306,196	13.3
Salomon Hanono(5)	408,693	4.3
George Pita(6)	5,000	*
Alberto de Cardenas(7)	23,333	*
Douglas Jakubowski(8)	12,500	*
Marc Balmuth	1,000	*
Ronald Buch(9)	30,750	*
Gary Dix(10)	35,500	*
Joseph P. Lacher(11)	27,000	*
Leonard Miller(12)	98,990	1.0
All directors and executive officers as a group (12 persons)(13)	1,145,333	32.54

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109(14)	1,030,261	10.9
Slater Capital Management, L.L.C 153 East 53rd Street, 26th Floor New York, New York 10022(15)	719,382	7.6
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401(16)	619,185	6.5

*	Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, Florida 33172.

(2)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed, which include shares of common stock that such persons have the right to acquire within 60 days from the record date.

(3)	Represents (a) 996,704 shares of common stock held directly by George Feldenkreis, (b) 595,000 shares of common stock issuable upon the exercise of stock options held by George Feldenkreis that are currently exercisable or are exercisable within 60 days of the record date, and (c) 87,210 shares of common stock held by charitable foundation of which George Feldenkreis, Oscar Feldenkreis and Fanny Hanono are each directors and officers (the “Foundation”). George Feldenkreis, Oscar Feldenkreis and Fanny Hanono share voting and dispositive power over the shares owned by the Foundation.

(4)	Represents (a) 822,986 shares of common stock held by a limited partnership of which Oscar Feldenkreis is the sole shareholder of the general partner and the sole limited partner, and over which Oscar Feldenkreis has sole voting and dispositive power, (b) 46,000 shares of common stock held directly by Oscar Feldenkreis, (c) 350,000 shares of common stock issuable upon the exercise of stock options held by Oscar Feldenkreis that are currently exercisable or are exercisable within 60 days of the record date, and (d) 87,210 shares held by the Foundation.

(5)	Represents (a) 35,000 shares of common stock issuable upon the exercise of stock options held by Mr. Hanono that are currently exercisable or are exercisable within 60 days of the record date, (b) 286,483 shares of common stock held by a limited partnership of which Fanny Hanono, Mr. Hanono’s wife, is the sole shareholder of the general partner and the sole limited partner, and over which she has sole voting and dispositive power, and (c) 87,210 shares held by the Foundation, for which Mr. Hanono’s wife serves as a director and officer.

(6)	Represents 5,000 shares of common stock issuable upon the exercise of stock options held by Mr. Pita that are currently exercisable or are exercisable within 60 days of the record date.

(7)	Represents 23,333 shares of common stock issuable upon the exercise of stock options held by Mr. de Cardenas that are currently exercisable or are exercisable within 60 days of the record date.

(8)	Represents 12,500 shares of common stock issuable upon the exercise of stock options held by Mr. Jakubowski that are currently exercisable or are exercisable within 60 days of the record date.

(9)	Represents (a) 5,750 shares of common stock held directly by Mr. Buch and (b) 25,000 shares of common stock issuable upon the exercise of stock options held by Mr. Buch that are currently exercisable or are exercisable within 60 days of the record date.

(10)	Represents (a) 1,500 shares held directly by Mr. Dix, (b) 750 held in an individual retirement account and (c) 33,250 shares of common stock issuable upon the exercise of stock options held by Mr. Dix that are currently exercisable or are exercisable within 60 days of the record date.

(11)	Represents (a) 7,000 shares of common stock held directly by Mr. Lacher, and (b) 20,000 shares of common stock issuable upon the exercise of stock options held by Mr. Lacher that are currently exercisable or are exercisable within 60 days of the record date.

(12)	Represents (a) 42,000 shares of common stock held directly by Mr. Miller, (b) 10,740 shares held by Mr. Miller’s spouse, and (c) 46,250 shares of common stock issuable upon the exercise of stock options held by Mr. Miller that are currently exercisable or are exercisable within 60 days of the record date.

(13)	Includes 1,145,333 shares of common stock issuable upon the exercise of stock options that are currently exercisable or are exercisable within 60 days of the record date.

(14)

Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission (the “Commission”) for the period ended December 31, 2004. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 784,296 shares of the Company’s common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 784,296 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 196,765 shares of the Company’s common stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 196,765 shares and sole power to vote or to direct the voting of 196,765 shares of common stock owned by the institutional account(s) as reported above. Fidelity International Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 49,200 shares of the Company’s common stock. Prior to June 30, 1980, FIL was a majority-owned subsidiary of Fidelity. On that date Fidelity distributed its shares in FIL to Fidelity’s shareholders and FIL now operates as an entity independent of FMR. FMR and FIL, however, voluntarily file a Schedule 13G as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

(15)	Based solely on information contained in a Schedule 13G filed with the Commission for the period ended December 31, 2004, Slater Capital Management, L.L.C. (“Slater Capital”), a Delaware limited liability company, is an investment advisor and has investment discretion over certain managed accounts of its investment advisory clients and certain private funds for which it serves as investment manager. Investment advisory clients, on whose behalf the shares are held in managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares. Steven L. Martin is the manager of Slater Capital and Slater Asset Management, L.L.C. (“Slater Asset”), a Delaware limited liability company, which is the general partner of a private limited partnership of which Slater Capital is the investment adviser. Mr. Martin, Slater Capital and Slater Asset have the shared power to vote or direct the vote and the shared power to dispose of 719,382 shares of the Company’s common stock. Each of Martin, Slater Capital and Slater Asset has disclaimed beneficial ownership of the Company’s common stock except to the extent of its pecuniary interest.

(16)	Based solely on information contained in a Schedule 13G filed with the Commission for the period ended December 31, 2004. Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company described in Schedule 13G that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

ELECTION OF DIRECTORS

Our articles of incorporation provide that the board of directors be divided into three classes. Each class of directors serves a staggered three-year term. Ronald L. Buch, Salomon Hanono and Marc Balmuth hold office until the 2005 Annual Meeting. Oscar Feldenkreis and Joseph P. Lacher hold office until the 2006 Annual Meeting. Gary Dix, Leonard Miller and George Feldenkreis hold office until the 2007 Annual Meeting. Mr. Balmuth has notified the Company that he will not stand for re-election.

At the Annual Meeting, two directors will be elected by the shareholders to serve until the Annual Meeting to be held in 2008 or until their successors are duly elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the two persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the board of directors.

Nominees

The persons nominated as directors are as follows:

Name	Age	Position with the Company	Term Expires
Ronald L. Buch(1)	69	Director	2005
Salomon Hanono(2)	55	Director	2005

(1)	Member of the compensation committee.
(2)	Member of the investment policy committee.

Ronald L. Buch was elected to our board of directors in January 1996. Prior to his retirement in 1995, Mr. Buch was employed by K-Mart Corporation for over 39 years, most recently as Vice President and General Merchandise Manager.

Salomon Hanono was elected to our board of directors in February 1993. From 1987 until February 2001, Mr. Hanono was employed by GFX, Inc., an importer and distributor of automotive parts, in various executive positions. From February through December 2001, Mr. Hanono served as Vice President of SPX Filtran, Inc., which purchased substantially all of GFX’s domestic assets. Since January 2002, Mr. Hanono has been serving as a consultant and in various executive capacities with GFX.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Management

Set forth below is certain information concerning the directors who are not currently standing for election and the executive officers who are not directors:

Name	Age	Position with the Company	Term Expires
George Feldenkreis	69	Chairman of the Board and Chief Executive Officer	2007
Oscar Feldenkreis	45	Vice Chairman of the Board, President and Chief Operating Officer	2006
Gary Dix(1)	57	Director	2007
Leonard Miller(2)(3)	75	Director	2007
Joseph P. Lacher(1)(2)(3)	59	Director	2006
George Pita	43	Chief Financial Officer	N/A
Fanny Hanono	44	Secretary-Treasurer	N/A
Alberto de Cardenas	36	Senior Vice President and General Counsel	N/A
Douglas Jakubowski	41	President of Perry Ellis Menswear, LLC	N/A

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of the investment policy committee.

George Feldenkreis founded the Company in 1967, has been involved in all aspects of its operations since that time and served as our President and a Director until February 1993, at which time he was elected Chairman of the Board and Chief Executive Officer. He is a member of the board of directors of the Greater Miami Jewish Federation and the Miami Jewish Home and is a trustee of the University of Miami.

Oscar Feldenkreis was elected our Vice President and a Director in 1979 and joined the Company on a full-time basis in 1980. Mr. Feldenkreis has been involved in all aspects of our operations since that time and was elected President and Chief Operating Officer in February 1993 and elected Vice Chairman in March 2005. He is a member of the Greater Miami Jewish Federation.

Gary Dix was elected to our board of directors in May 1993. Since February 1994, Mr. Dix, a certified public accountant, has been a partner at Mallah Furman & Company, P.A., an accounting firm in Miami, Florida. From 1979 to January 1994, Mr. Dix was a partner of Silver Dix & Hammer, P.A., another Miami accounting firm.

Leonard Miller was elected to our board of directors in May 1993. Mr. Miller was Vice President and Secretary of Pasadena Homes, Inc., a home construction firm in Miami, Florida, until he retired in 2002 from these positions, which he held since 1959.

Joseph P. Lacher was elected to our board of directors in September 1999. Since 1991, Mr. Lacher has been State President for Florida Operations of BellSouth Telecommunications, Inc. From 1967 to 1990, Mr. Lacher served in various management capacities at AT&T corporate headquarters and at Southern Bell. Mr. Lacher is Chairman of Great Florida Bank, and a trustee of the Florida International University Foundation.

Marc Balmuth was elected to our board of directors in November 2002. From September 1999 to June 2002, Mr. Balmuth was Chairman of the Board of Bob’s Stores, a privately held retailer, where he was also Chief Executive Officer from February 1996 to September 1999. From February 1987 to May 1996, Mr. Balmuth was President and Chief Merchant at Caldor, Inc. From June 1979 to February 1985, Mr. Balmuth was Senior Vice President-General Merchandising Manager for women’s junior and girl’s clothing at Macy’s. He is a trustee of Old Dominion University.

George Pita was appointed our Chief Financial Officer in December 2004. Previously, Mr. Pita was our interim Chief Financial Officer, our Senior Vice President of Finance and Controller from April 2004 to December 2004, and Senior Vice President of Strategic Planning and Administration from April 2002 to April 2004, where he oversaw our green grass, corporate wear and retail business and planning operations. From 1989 to 2001, Mr. Pita served in a variety of financial and operational positions, including Chief Financial Officer, at Sunglass Hut International, a multi-national retailer of sunglasses and watches.

Fanny Hanono was elected our Secretary-Treasurer in September 1990 and, additionally, has been employed to perform services for us in the areas of Human Resources and Accounts Payable since April 2003. From September 1988 to August 1990, Mrs. Hanono served as our Assistant Secretary and Assistant Treasurer. From 1988 until February 2001, Ms. Hanono was employed by GFX. From February 2001 through December 2001, Ms. Hanono served as a Vice President of SPX. Since January 2002, Ms. Hanono has been serving as a consultant and in various executive capacities with GFX.

Alberto de Cardenas was appointed our Senior Vice President and General Counsel in March 2003. From January through March 2003, Mr. de Cardenas served as Vice President and Corporate General Counsel. From September 1996 through December 2002, Mr. de Cardenas was a corporate and securities attorney at Broad and Cassel, a law firm in Miami, Florida. From September 1990 to July 1993, Mr. de Cardenas was an accountant at Deloitte & Touche LLP.

Douglas Jakubowski was appointed our President of Perry Ellis Menswear, LLC, formerly known as Salant Corporation, our Perry Ellis menswear business subsidiary, in June 2003. Mr. Jakubowski joined Perry Ellis Menswear, LLC in 1997 and held various positions in merchandising and design, including Executive Vice President of Merchandising and Design.

George Feldenkreis is the father of Oscar Feldenkreis and Fanny Hanono and the father-in-law of Salomon Hanono. Fanny and Salomon Hanono are husband and wife. There are no other family relationships among our directors and executive officers.

Our executive officers are elected annually by the board of directors and serve at the discretion of the board of directors. Our directors hold office until the third succeeding Annual Meeting of Shareholders after their respective election and until their successors have been duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% percent of our common stock to file reports of beneficial ownership and changes in ownership of our common stock with the Commission. Such persons are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, with respect to the fiscal year ended January 31, 2005 (“fiscal 2005”), all filing requirements applicable to our directors, executive officers and greater than 10% percent beneficial owners were complied with.

Corporate Governance

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting the highest standards of professional, ethical and personal conduct and assuring compliance with such responsibilities and standards. We, with the assistance of our counsel, regularly monitor developments and “best practices” in the area of corporate governance. In July 2002, Congress enacted the Sarbanes Oxley Act of 2002 (“Sarbanes Oxley”), which, among other things, established various new substantive corporate governance standards and disclosure requirements for public companies. In addition, the National Association of Securities Dealers, Inc. (“NASD”) adopted changes to its listing requirements consistent with Sarbanes Oxley and Commission regulations. Our board of directors remains proactive and has initiated actions consistent with these corporate governance regulations and standards. A majority of our board of directors is composed of independent directors consistent with Sarbanes Oxley and with relevant NASD listing standards.

Meetings and Committees of the Board of Directors

During fiscal 2005, our board of directors held eight formal meetings. During fiscal 2005, no director attended fewer than 75% of the number of meetings of the board of directors and each committee of the board of directors of which he was a member held during the period he served on the board of directors.

The only committees of the board of directors are the audit committee, the compensation committee and the investment policy committee. Our independent directors function as our nominating committee.

Director Independence

In determining the independence of directors, the board of directors considered information regarding the relationships between each director and his family and the Company. The board of directors made its determinations under the listing requirements of the NASD. The NASD independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASD listing requirements, the board of directors made a subjective determination as to each independent director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the board of directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. After reviewing the information presented to it, the board of directors concluded that Marc Balmuth, Ronald Buch, Gary Dix, Joseph P. Lacher and Leonard Miller satisfied the NASD standards of independence.

Audit Committee

The audit committee is presently comprised of Joseph P. Lacher, Chairman of the committee, Marc Balmuth and Leonard Miller. The audit committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the selection and qualifications of our independent auditors, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our board of directors have established. In this oversight capacity, the audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent auditors, including their recommendations to improve the system of accounting and internal controls. The audit committee met on 12 occasions during fiscal 2005.

The board of directors has adopted a written charter for the audit committee. The audit committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of the board of directors, all of the members of the audit committee are “independent” as that term is defined in the NASD listing standards and the Commission’s rules and regulations and these directors are independent of management and free of any relationships that would interfere with their exercise of independent judgment as members of the audit committee. Additionally, the audit committee includes at least one member who has been determined by the board of directors to meet the qualifications of an “Audit Committee Financial Expert” in accordance with the Commission’s rules. The board of directors has designated Joseph P. Lacher as our “Audit Committee Financial Expert.”

Deloitte & Touche LLP, our independent auditor, reports directly to the audit committee. The audit committee, consistent with Sarbanes Oxley and the Commission’s rules adopted thereunder, meets with management and the auditors prior to the filing of our periodic reports. The audit committee has also adopted a policy for reporting improper activity to enable confidential and anonymous reporting of improper activities to the audit committee.

Compensation Committee

The compensation committee is presently comprised of Joseph P. Lacher, Chairman of the committee, Ronald Buch, and Leonard Miller. The compensation committee reviews and approves the compensation of our executive officers and administers our 2002 Equity Compensation Plan and our incentive compensation plan. The compensation committee held four meetings during fiscal 2005.

Investment Policy Committee

The investment policy committee is presently comprised of Gary Dix, Chairman of the committee, Salomon Hanono and Joseph Lacher. The investment policy committee’s function is to oversee and administer the retirement plan and pension plan acquired as a result of the acquisition of Perry Ellis Menswear, LLC and our 401(k) plan. The investment policy committee met on two occasions during fiscal 2005.

Nominating Committee Matters

Our independent directors function as our nominating committee. The independent directors are Marc Balmuth, Ronald Buch, Gary Dix, Joseph P. Lacher and Leonard Miller. The board has determined that all of these people are independent as defined in the NASD listing standards. Our independent directors have not adopted a nominating committee charter.

The independent directors assist the board of directors, on an annual basis, by identifying individuals qualified to become board members, and recommending to the board the director nominees for the next Annual Meeting of Shareholders. The independent directors met once to discuss nominating committee matters and make recommendations to the board of directors during fiscal 2005. In addition, on March 24, 2005, the independent directors met to evaluate the board of directors’ performance during fiscal 2005 and to nominate directors who will stand for election at the 2005 Annual Shareholders’ Meeting.

The independent directors and the board of directors have determined that they will consider a number of factors in evaluating candidates for the board of directors, such as:

•	The candidate’s ability to comprehend our strategic goals and to help guide us towards the accomplishment of those goals;

•	The history of the candidate in conducting his/her personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics;

•	The candidate’s time availability for in-person participation at board of directors and committee meetings;

•	The candidate’s judgment and business experience with related businesses or other organizations of comparable size;

•	The knowledge and skills the candidate would add to the board of directors and its committees, including the candidate’s knowledge of Commission and NASD regulations, and accounting and financial reporting requirements;

•	The candidate’s ability to satisfy the criteria for independence established by the Commission and the NASD; and

•	The interplay of the candidate’s experience with the experience of other board members.

The independent directors will consider a candidate recommended by a shareholder, provided that the shareholder mails a recommendation to us that contains the following:

•	The recommending shareholder’s name and contact information;

•	The candidate’s name and contact information;

•	A brief description of the candidate’s background and qualifications, taking into account the qualification factors set forth above;

•	The reasons why the recommending shareholder believes the candidate would be well suited for the board of directors;

•	A statement by the candidate that the candidate is willing and able to serve on the board of directors; and

•	A brief description of the recommending shareholder’s ownership of Perry Ellis’ common stock and the term during which such shares have been held.

In making their determination whether to recommend that the board of directors nominate a candidate who has been recommended by a shareholder, the independent directors will consider, among other things, (a) the appropriateness of adding another director to the board of directors and (b) the candidate’s background and qualifications. The independent directors may conduct an independent investigation of the background and qualifications of a candidate recommended by a shareholder, and may request an interview with the candidate. The independent directors will not determine whether to recommend that the board of directors nominate a candidate until the independent directors complete what they believe to be a reasonable investigation, even if that delays the recommendation until after it is too late for the candidate to be nominated with regard to a particular meeting of shareholders. When the independent directors determine not to recommend that the board of directors nominate a candidate, or the board determines to nominate or not to nominate a candidate, the independent directors will notify the recommending shareholder and the candidate of the determination.

Shareholder Communication with the Board of Directors

The board of directors has established a procedure that enables shareholders to communicate in writing with members of the board of directors. Any such communication should be addressed to Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, Florida 33172, Attention: Vice President—Finance. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire board of directors. Under the procedures established by the board of directors, upon receipt of such communications, our Vice President—Finance will log receipt of such communications and send a copy of all communications that the Vice President—Finance believes are bona fide and require attention to each member of the board of directors, identifying each one as a communication received from a shareholder. The Vice President—Finance will also periodically provide the board of directors with a summary of all communications received and any responsive actions taken. Absent unusual circumstances, at the next regularly scheduled meeting of the board of directors held more than two days after a communication has been distributed, the board of directors will consider the substance of any communication that any director wants to discuss. We also urge all members of our board of directors to attend the Annual Shareholders’ Meeting and be available for direct discussions with shareholders. All of the members of our board of directors attended our 2004 Annual Shareholders’ Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following compensation table sets forth for the fiscal years ended January 31, 2005, 2004 and 2003, the cash and certain other compensation earned by the Chief Executive Officer (“CEO”) and the four most highly compensated executive officers other than the CEO who were serving as executive officers as of January 31, 2005 (together with the CEO, collectively, the “Named Executive Officers”):

	Annual Compensation					Long-Term Compensation Awards	All Other Compensation ($)(2)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)	Other Annual Compensation	Securities Underlying Options
George Feldenkreis Chairman and CEO	2005 2004 2003	692,239 500,000 500,000		100,000 300,000 300,000	* * *	45,000 — 150,000	14,262 31,039 32,809

Oscar Feldenkreis Vice Chairman, President and Chief Operating Officer	2005 2004 2003	618,000 600,000 600,000		1,521,000 695,700 742,689	* * *	45,000 — 150,000	16,193 20,668 18,413

George Pita(3) Chief Financial Officer	2005	225,000		20,000	*	—	6,012

Douglas Jakubowski(4) President of Perry Ellis Menswear, LLC	2005	400,000		—	*	—	2,423

Alberto de Cardenas Senior Vice President and General Counsel	2005 2004 2003	210,000 200,000 16,667	(5)	20,000 30,000 —	* * *	— 10,000 20,000	5,375 462 —

*	Other Annual Compensation for each Named Executive Officer is less than the lesser of $50,000 or 10% of the executive’s salary and bonus.

(1)	With respect to Mr. Oscar Feldenkreis, amounts represent payments under our 2000 incentive compensation plan and bonuses. Pursuant to our 2000 incentive compensation plan (the “2000 Plan”), Oscar Feldenkreis received payments based on meeting performance criteria established by our compensation committee. These criteria were based on pre-tax income achieved in each of the indicated single fiscal years.

(2)	Represents compensation paid in fiscal 2005 to George Feldenkreis, Oscar Feldenkreis, George Pita, Douglas Jakubowski and Alberto de Cardenas as follows: (a) 401(k) plan contributions in the amounts of $5,755, $713, $6,012, $2,423 and $5,375, respectively; and (b) payments for a car allowance or leased vehicle in the amounts of $8,507, $15,480, $0, $0, and $0, respectively. Amounts paid for fiscal 2004 and fiscal 2003 represent the same types of compensation except that the amounts for George Feldenkreis and Oscar Feldenkreis also include life insurance payments.

(3)	Mr. Pita became an executive officer upon his appointment as Senior Vice President and Controller in April 2004 and was named Chief Financial Officer in December 2004.

(4)	Mr. Jakubowski became an executive officer in April 2005.

(5)	Mr. de Cardenas joined us in January 2003 as Vice President and Corporate General Counsel. Accordingly, Mr. de Cardenas’ 2003 salary shown above is only for one month (January) of fiscal 2003.

Option Grants in Last Fiscal Year

The following table sets forth information concerning individual grants of stock options of the Company made during fiscal 2005 to any of the Named Executive Officers.

Name	Number of Securities Underlying Stock Options Granted (#)(1)	% of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Stock Option Terms ($)(2)
					5%	10%
George Feldenkreis	45,000	29.47	24.89	March 3, 2014	704,393	1,785,071
Oscar Feldenkreis	45,000	29.47	24.89	March 3, 2014	704,393	1,785,071
George Pita	0	—	—	—	—	—
Douglas Jakubowski	0	—	—	—	—	—
Alberto de Cardenas(1)	0	—	—	—	—	—

(1)	These options were granted pursuant to our 2002 Equity Compensation Plan. The options became exercisable on the date of grant.

(2)	Based upon the exercise price, which was equal to the fair market value on the date of grant, and annual appreciation at the assumed rates stated on such price through the expiration date of the options. Amounts shown represent hypothetical gains that could be achieved for the options if exercised at the end of the term. These amounts have been determined on the basis of assumed rates of appreciation mandated by the Commission and do not represent our estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, as well as being dependent upon the general performance of our common stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes. We did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value.

Option Exercises During Fiscal 2005 and Options Held at End of Fiscal 2005

The following table indicates the number of options exercised by the Named Executive Officers during fiscal 2005 and the value realized therefrom, and the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers as of January 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
George Feldenkreis	—	—	595,000	0	4,671,700	0
Oscar Feldenkreis	—	—	350,000	0	2,379,900	0
George Pita	—	—	5,000	0	44,250	0
Douglas Jakubowski	—	—	12,500	12,500	125	125
Alberto de Cardenas	—	—	23,333	6,667	90,091	0

(1)	Based on the Nasdaq National Market closing sales price for our common stock on January 31, 2005 in the amount of $21.10 per share.

Pension Plan Information for Fiscal 2005

As a result of our acquisition of Perry Ellis Menswear, LLC in June 2003, we maintain a retirement plan and a pension plan. These plans were merged effective December 31, 2003, at which time the number of years of service and the eligible compensation were frozen and, therefore, no longer continue to accrue. We make contributions to these plans only to fund their liabilities. During fiscal 2005, we made a final contribution to the plans for the 2003 plan year in the amount of approximately $103,577. Pension plan benefits are determined by adding 0.65% of an employee’s “Average Final Compensation” not in excess of 140% of the “Covered Compensation,” and 1.25% of an employee’s “Average Final Compensation” in excess of 140% of the “Covered Compensation,” if any, and multiplying this amount by the employee’s number of years of service, which cannot exceed 35. In general, “Average Final Compensation” means the average of an employee’s annual compensation for the five years prior to his or her retirement, or if the employee had not retired as of December 31, 2003, the average of an employee’s annual compensation for the five years ended December 31, 2003. In general, “Covered Compensation” means an employee’s salary and bonus, if any. For the retirement plan, the relevant compensation, net of severance pay, group term life insurance, moving expenses, car allowances, housing allowances and stock option gains, is annual compensation for those five years within the 15 consecutive years before the plan was frozen or the employee’s retirement, during which the employee achieved his or her highest annual compensation. The only participants in these plans are certain former employees of Perry Ellis Menswear, LLC. Douglas Jakubowski, President of Perry Ellis Menswear, LLC and a Named Executive Officer, is entitled to a deferred vested accrued benefit in the amount of $958.11 as a life annuity to commence at his normal retirement date on October 1, 2028. None of the other Named Executive Officers participate in these plans.

Equity Compensation Plan Information for Fiscal 2005

The following table summarizes as of January 31, 2005 the shares of our common stock subject to outstanding awards or available for future awards under our equity compensation plans.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders(1)	1,502,631	$13.42	1,192,466
Equity compensation plans not approved by security holders	—	—	—

Total	1,502,631	$13.42	1,192,466

(1)	Represents awards made pursuant to our 2002 Equity Compensation Plan and our 1993 Stock Option Plan. No awards payable in shares of common stock have been granted under the 2005 Long Term Plan.

Compensation of Directors

During fiscal 2005, non-employee directors were compensated at a rate of $7,500 per quarter and each committee chairperson received a $5,000 additional cash retainer. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. Directors are also entitled to receive stock options under our equity compensation plans. No options, however, were granted to our directors in fiscal 2005. As of the record date, the following options granted to non-employee directors were outstanding:

Name of Optionee	Number of Shares	Exercise Price($)	Expiration Date
Ronald L. Buch	10,000 10,000 5,000	14.25 8.81 15.75	December 4, 2012 April 22, 2009 May 7, 2008
Gary Dix	10,000 10,000 10,000 3,250	14.25 5.19 8.81 8.00	December 4, 2012 January 3, 2011 April 22, 2009 June 2, 2012
Salomon Hanono	10,000 10,000 10,000 5,000	14.25 5.19 8.81 15.75	December 4, 2012 January 3, 2011 April 22, 2009 May 7, 2008
Joseph W. Lacher	10,000 10,000	14.25 5.19	December 5, 2012 January 4, 2011
Leonard Miller	10,000 10,000 10,000 5,000 11,250	14.25 5.19 8.81 15.75 8.00	December 5, 2012 January 4, 2011 April 22, 2009 May 7, 2008 June 2, 2012

Employment Agreements

We are a party to an employment agreement with George Feldenkreis, our Chairman of the board of directors and Chief Executive Officer, which currently expires in May 2006 and which automatically renews for successive one-year periods unless either party provides advance written notice of its intention not to renew the agreement. The employment agreement currently provides for an annual salary of $800,000, subject to annual cost-of-living increases, and an annual performance bonus to be determined by the compensation committee, up to a maximum of $250,000, which may be increased as determined by the compensation committee. The employment agreement also prohibits Mr. Feldenkreis from directly or indirectly competing with us for one year after termination of his employment for any reason except our termination of Mr. Feldenkreis without cause. In addition, upon termination of his employment for any reason, Mr. Feldenkreis is prohibited for a one-year period from hiring any employee of the Company unless the employee has not been employed by us for a period greater than six months. Upon termination of the employment agreement by reason of his death or disability, Mr. Feldenkreis or his estate will receive a lump sum payment equal to one year’s salary plus a bonus as may be determined by the compensation committee in its discretion.

We are a party to an employment agreement with Oscar Feldenkreis, our Vice Chairman, President and Chief Operating Officer, which currently expires in May 2006 and which automatically renews for successive one-year periods unless either party provides advance written notice of its intention not to renew the agreement.

The employment agreement currently provides for an annual salary of $618,000, subject to annual cost-of-living increases. Oscar Feldenkreis’ employment agreement contains termination and non-competition provisions similar to those set forth in George Feldenkreis’ agreement. In fiscal 2001, our board of directors adopted the 2000 Plan, and since such time, the compensation committee has selected Mr. Feldenkreis as a participant in the 2000 Plan. Mr. Feldenkreis receives payments under this plan based on meeting performance criteria established by the compensation committee. Oscar Feldenkreis’ employment agreement contains termination, non-competition and non-solicitation provisions similar to those set forth in George Feldenkreis’ employment agreement.

We are a party to an employment agreement dated May 1, 2005 with George Pita, our Chief Financial Officer, which currently expires in April 2007. The employment agreement currently provides for an initial annual salary of $300,000, effective February 1, 2005, and eligibility for an annual bonus. If we terminate Mr. Pita’s employment without cause (as that term is defined in his employment agreement) he is entitled to a severance payment equal to six months’ salary. In the event that we terminate Mr. Pita’s employment without cause or Mr. Pita terminates his employment for good reason (as that term is defined in his employment agreement) within twelve months following a change in control (as that term is defined in his employment agreement), (i) any unvested options held by Mr. Pita will become immediately vested and will remain exercisable for 60 days and (ii) Mr. Pita will be entitled to a severance payment equal to one year of his salary plus the amount of incentive compensation received by Mr. Pita in the fiscal year prior to the termination. Mr. Pita may not enter into any employment or other agency relationship with certain of our competitors during his employment or for a period of six months following his separation from us, for any reason. Mr. Pita also may not, directly or indirectly, without our express written permission, for a period of two years after his separation from us, employ anyone who is our consultant or employee at the time of his separation from us or who was a consultant or employee during the six-month period prior to his separation from us.

We are a party to an employment agreement dated May 1, 2005 with Alberto de Cardenas, our Senior Vice President and General Counsel, which currently expires in April 2007. The employment agreement currently provides for an initial annual salary of $220,000 and eligibility for an annual bonus. Mr. de Cardenas’ employment agreement contains termination and restrictive covenant provisions similar to those set forth in Mr. Pita’s agreement.

Compensation Committee Report on Executive Compensation

The Compensation Committee, composed of three independent directors, establishes and administers the executive compensation program for our executive officers, including the Chief Executive Officer. The Compensation Committee has prepared the following report with respect to the compensation of the executive officers for fiscal 2005.

Compensation Philosophy

The Committee adheres to several guiding principles in carrying out its responsibilities:

•	Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

•	We should provide a base salary to employees that will maintain our competitive market position. We should offer an annual bonus opportunity that aligns corporate objectives and performance with individual achievements. Stock options, restricted stock, stock appreciation rights or other equity awards should be used to foster a long-term perspective aligned with that of the shareholders.

•	Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

•	Our program should reflect competitive levels of fixed and variable compensation. An external compensation consultant should annually report to the Committee on the competitive mix of base, bonus, and long-term incentives for comparable companies.

Compensation for Fiscal 2005

The Committee considers several factors when determining compensation for executive officers, including the Chief Executive Officer:

•	Overall Company Performance. In addition to their current knowledge of our operations through participation at regular Board meetings, the Committee looked at both quantitative and qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

•	Individual Performance. The Committee considers, in addition to business results, the executive’s achievement of various other managerial objectives, personal development goals, and prior compensation levels, including awards of long-term incentives.

•	Competitive Compensation. For fiscal 2005, the Committee received a report from a compensation consulting firm which details our compensation practices relative to a group of 13 other companies engaged in the apparel business. The companies in the sample were chosen in consultation with the consulting firm to be representative of the types of comparable companies with which we compete for executive talent. The report reviews base salary, annual bonus, and long-term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group.

Salary:

We have employment agreements with George Feldenkreis and our other executive officers. In setting base salaries, the Committee generally considers the range of competitive practice for the positions at the comparable companies and our overall financial performance during the prior year. Actual salary determination is subjective in that there are no specific weightings for the variables considered. Mr. Feldenkreis’ 2004 base annual salary of $692,239 was within the range of competitive practice for the salaries for CEOs in the comparable group of companies.

Actual fiscal 2005 salaries for the executive officers included in the compensation table in this proxy statement were determined by a subjective evaluation of responsibilities, individual performance, experience and to a lesser degree, length of service.

Bonus:

The fiscal 2005 bonus for Mr. George Feldenkreis was $100,000. The Committee awarded this discretionary bonus based on company-wide and individual performance levels and achievements during fiscal 2005. The fiscal 2005 bonus for Mr. Oscar Feldenkreis was $1,521,000 and was computed based on the designated criteria set by the Committee pursuant to our 2000 Plan and an additional discretionary bonus. The bonuses for each of Mr. Pita and Mr. de Cardenas was $20,000.

The 2000 Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the 2000 Plan, in March 2004 the Committee established a performance goal and a formula for determining a bonus for Mr. Oscar Feldenkreis, which was based on pretax earnings of the Company for fiscal 2005. On March 21, 2005, the Committee certified that the 2005 performance goal was met and approved the bonus for Mr. Oscar Feldenkreis.

Long-Term Incentives:

Stock options are considered by the Committee to be an effective method of aligning the interests of executives with those of the Company’s shareholders. To date, it is the only type of long-term equity incentive that has been awarded our executives. Upon adoption of the 2005 Long Term Plan, the Committee may begin to also grant deferred stock, stock appreciation rights or a similar security, and restricted stock. Each stock option permits the executive to purchase one share of our common stock from us at the market price of our common stock on the date of grant. The stock option grants usually vest over a three-year period of service. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits. In keeping with the Committee’s philosophy of aligning management and shareholder interests and in having a significant portion of total compensation be at risk, in fiscal 2005, the Committee granted Mr. George Feldenkreis options for 45,000 shares under the 2002 Equity Compensation Plan.

Policy on Deductibility of Compensation Expenses:

We are not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its shareholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the tax deductibility of compensation expenses.

The Compensation Committee:

Joseph P. Lacher (Chairman)

Ronald L. Buch

Leonard Miller

Compensation Committee Interlocks and Insider Participation

None.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on our common stock with the cumulative total shareholder return on the Nasdaq Stock Market-US Index and The S&P Apparel, Accessories & Luxury Goods Index commencing on February 1, 2000 and ending January 31, 2005.

	January 31,
	2001	2002	2003	2004	2005
Perry Ellis	$52.60	$65.75	$152.73	$194.99	$184.99
Nasdaq Stock Market	70.62	44.84	26.20	41.52	41.84
S&P Apparel, Accessories & Luxury Goods	138.59	157.20	151.71	177.48	225.10

*	Assumes that $100 was invested on February 1, 2000 in our common stock or on February 1, 2000 in the Nasdaq Stock Market-US Index or The S&P Apparel, Accessories & Luxury Goods Index, and that all dividends are reinvested.

Report of the Audit Committee of the Board of Directors

The audit committee hereby reports as follows:

1. The audit committee has reviewed and discussed the audited financial statements with our management.

2. The audit committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61 (Communications with Audit Committees), as may be amended or modified.

3. The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Deloitte & Touche LLP their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2005, for filing with the Commission.

/s/ Joseph P. Lacher

/s/ Leonard Miller

/s/ Marc Balmuth

Principal Accountant Fees and Services

Audit Fees

Fees for audit services totaled approximately $1,652,000 in fiscal 2005 and approximately $749,000 in fiscal 2004, including fees associated with the annual audit of our financial statements, reviews of our quarterly financial statements and of our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, as well as services performed in connection with Sarbanes Oxley attestation, the review of our final prospectus, preliminary prospectus and registration statement on Form S-3 in fiscal 2005 and the review of our offering memorandum and registration statement on Forms S-3 and S-4 in fiscal 2004.

Audit-Related Fees

Fees for audit-related services totaled approximately $125,000 in fiscal 2005 and $40,000 in fiscal 2004. These fees principally related to Sarbanes Oxley implementation assistance.

Tax Fees

Fees for tax-related services totaled approximately $92,000 in fiscal 2005. We did not procure tax services from Deloitte & Touche LLP in fiscal 2004.

All Other Fees

We did not procure any other services from Deloitte & Touche LLP in fiscal 2005 or fiscal 2004.

The audit committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit. The audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting.

During fiscal 2005, the audit committee pre-approved all audit services and permitted non-audit services performed by our independent registered public accounting firm and did not rely upon the de minimus exceptions described in Section 10A(i)(1)(B) of the Exchange Act.

The audit committee has considered and determined that Deloitte & Touche LLP’s provision of these services is compatible with maintaining its independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Agreements

We lease certain offices and warehouses owned by George Feldenkreis, our Chairman and Chief Executive Officer, under certain lease arrangements, most of which are on a month-to-month basis. Rent expense, including insurance and taxes, for these leases amounted to approximately $654,000, $428,000 and $525,000 for the years ended January 31, 2005, 2004 and 2003, respectively. Additionally, we reimbursed a Taiwanese entity controlled by George Feldenkreis for costs incurred in rendering services related to merchandising, sourcing, and quality control in the amount of approximately $628,000, $577,000 and $410,000 for the years ended January 31, 2005, 2004 and 2003, respectively.

Licensing Agreements

We are a party to licensing agreements with Isaco International, Inc. (“Isaco”), pursuant to which Isaco was granted the exclusive license to use the Perry Ellis and John Henry brand names in the United States and Puerto Rico to market a line of men’s underwear, hosiery and loungewear. The principal shareholder of Isaco is the father-in-law of Oscar Feldenkreis, our Vice Chairman, President and Chief Operating Officer. Royalty income earned from the Isaco license agreements amounted to $2,300,000, $2,204,000, and $2,131,000 for the years ended January 31, 2005, 2004, and 2003, respectively.

We are a party to licensing agreements with Tropi-Tracks LLC (“Tropi-Tracks”) pursuant to which Tropi-Tracks was granted an exclusive license to use the Jantzen brand name in the United States, Canada, and Mexico to market a line of men’s, women’s and junior’s casual and leisure footwear. Salomon Hanono, one of our directors and the son-in-law of George Feldenkreis, our Chairman and Chief Executive Officer, is a member of Tropi-Tracks. Royalty income earned from the Tropi-Tracks license agreement amounted to approximately $57,000 and $81,000 for the years ended January 31, 2005 and 2004, respectively.

We are a party to licensing agreements with Superior International, Inc. (“Superior”), pursuant to which Superior was granted the exclusive license to use the Perry Ellis, Cubavera and Mondo di Marco brand names in

Latin America, Mexico and the Caribbean to market a line of women’s sportswear. Oscar Feldenkreis, our Vice Chairman, President and Chief Operating Officer, is a shareholder of Superior. Royalty income earned from the Superior license agreement amounted to approximately $258,000 and $108,000 for the years ended January 31, 2005 and 2004, respectively.

Charter Agreements

In December 2003, we entered into an aircraft charter agreement with an unrelated third party. We believe that the charter rate was at or below the fair market rate. The unrelated third party chartered the aircraft from an entity controlled by George Feldenkreis and Oscar Feldenkreis. George Feldenkreis is our Chairman and Chief Executive Officer and Oscar Feldenkreis is our Vice Chairman, President and Chief Operating Officer. This agreement was terminated in November 2004. We paid this unrelated third party approximately $672,000 and $37,000 in the years ended January 31, 2005 and 2004, respectively. In December 2004, we entered into an aircraft charter agreement with another third party. We believe that the charter rate is at or below fair market value, there is no minimum usage requirement, and the charter agreement can be terminated with 60 days notice. The third party charters the aircraft from an entity controlled by George Feldenkreis and Oscar Feldenkreis. We paid this unrelated third party approximately $5,000 in the year ended January 31, 2005.

PROPOSAL TO APPROVE 2005 LONG TERM INCENTIVE COMPENSATION PLAN

In 1993, we adopted a Stock Option Plan, which was amended in 1998 and 1999 (as amended, the “1993 Plan”) to increase the number of shares reserved for issuance thereunder. The 1993 Plan authorized us to grant stock options to purchase up to an aggregate of 1,500,000 shares of common stock. We have options to issue 1,206,014 shares of common stock outstanding under the 1993 Plan. The 1993 Plan terminated in 2003. In April 2002 our board of directors adopted the 2002 Equity Compensation Plan (the “2002 Plan”) pursuant to which we could initially grant options to purchase up to an aggregate of 1,000,000 shares of our common stock to eligible persons. In 2003, the 2002 Plan was amended to increase the number of shares of common stock reserved for issuance under the 2002 Plan to 1,500,000 and to allow for restricted stock awards to be granted. As of April 25, 2005, we have granted stock options under the 2002 Plan to purchase approximately 328,084 shares of common stock. We remain able to grant options to purchase or awards to receive up to 1,171,916 shares of common stock reserved for issuance under the 2002 Plan. In March 2005, our board of directors adopted the 2005 Long Term Plan. As of April 25, 2005, the Compensation Committee (the “Committee”) of our board of directors had not granted any awards under the 2005 Long Term Plan. Our board of directors recommends that the 2005 Long Term Plan be adopted by the shareholders.

Highlights and Costs of the 2005 Long Term Plan

When compared to the 2002 Plan, the 2005 Long Term Plan provides us with increased flexibility without additional cost in terms of dilution to shareholders. A few highlights are as follows:

•	The number of shares reserved for issuance under the 2005 Long Term Plan is the same as the number of shares reserved for issuance under the 2002 Plan, less the number of shares subject to outstanding awards under the 2002 Plan. As a result, adoption of the 2005 Long Term Plan will not increase the number of shares of our common stock subject to awards under our incentive compensation plans.

•	Restricted stock, deferred stock, and other “full value” awards under the 2005 Long Term Plan will reduce the number of shares reserved for issuance under the 2005 Long Term Plan by two shares for every full value award under the 2005 Long Term Plan.

•	The 2002 Plan only permitted the grant of stock options and restricted stock. The 2005 Long Term Plan also permits us to award stock appreciation rights, deferred stock, dividend equivalents and other types of equity awards. The addition of these additional types of awards will provide us with added flexibility to grant the most appropriate type of award given the circumstances.

•	If approved by our shareholders, the 2005 Long Term Plan will comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This will permit the cost of performance based awards under the 2005 Long Term Plan to be fully deductible by us for federal income tax purposes.

•	Restricted stock awards under the 2005 Long Term Plan will vest over a period of not less than three years, which assures that participants will provide substantial services to us before they earn their full incentive compensation award.

Summary of the Plan

The following is a general description of the terms and conditions of the 2005 Long Term Plan and does not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 2005 Long Term Plan, which is filed herewith as Annex A.

Purpose.    The purpose of the 2005 Long Term Plan is to assist us, including our subsidiaries and other designated affiliates (collectively, the “Company”), in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to the Company, by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Shares Available for Awards; Annual Per-Person Limitations.    Under the 2005 Long Term Plan, the total number of shares of common stock available for delivery pursuant to the grant of awards (“Awards”) shall be 1,500,000 shares, reduced by any awards outstanding under the 2002 Plan as of the date on which our shareholders approve the 2005 Long Term Plan (the “Shareholder Approval Date”). The foregoing limit shall be increased by the number of shares: (i) with respect to which Awards granted under the 2005 Long Term Plan or awards granted under the 2002 Plan that are outstanding on the Shareholder Approval Date are forfeited, expire or otherwise terminate without issuance of shares; (ii) with respect to which any Award under the 2005 Long Term Plan or award under the 2002 Plan that is outstanding on the Shareholder Approval Date are settled for cash or otherwise do not result in the issuance of all or a portion of shares subject to such Award or award; or (iii) with respect to those shares that are tendered (either actually or by attestation) or withheld upon exercise of an Award under the 2005 Long Term Plan or the 2002 Plan that are outstanding on the Shareholder Approval Date to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company acquired by us, or with which we combine, do not reduce the limit on grants of Awards under the Plan. No awards may be made under the 2002 Plan after the Shareholder Approval Date.

The 2005 Long Term Plan imposes individual limitations on the amount of certain Awards in part to comply with Section 162(m) of the Code. Under these limitations, during any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) options or stock appreciation rights with respect to more than 250,000 shares, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 250,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any performance period is $5,000,000 multiplied by the number of full years in the performance period.

The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility.    The persons eligible to receive Awards under the 2005 Long Term Plan are the officers, directors, employees, consultants and other persons who provide services to the Company. An employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in the 2005 Long Term Plan. We presently have six non-employee directors, six executive officers and employee directors, and approximately 2009 other employees. We cannot determine the number of independent contractors and consultants eligible to receive grants. It is not possible to state the number of persons who will receive grants because the selection of participants rests within the discretion of the Committee.

Administration.    The 2005 Long Term Plan is to be administered by the Committee or a committee designated by the board of directors consisting of not less than two directors, provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the Committee under the 2005 Long Term Plan. Subject to the terms of the 2005 Long Term Plan, the Committee is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2005 Long Term Plan.

Stock Options and Stock Appreciation Rights.    The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 2005 Long Term Plan, the term “fair market value” means the fair market value of common stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of Common Stock as of any given date shall be the closing sales price per share of Common Stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, shares, other Awards or other property (including loans to participants). Options may be exercised by payment of the exercise price in cash, shares of Common Stock, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time.

Restricted and Deferred Stock.    The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of; and which shall be subject to such risks of forfeiture and other restrictions as the Committee may impose. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents.    The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other Awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, Awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations.    The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of Common Stock or other Awards in lieu of Company obligations to pay cash under the 2005 Long Term Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards.    The Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee or the Board determines the terms and conditions of such Awards.

Performance Awards.    The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Committee upon the grant of the performance award; provided however, that a performance period must be more than 12 months and cannot be longer than 5 years. Performance awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Committee. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means a Named Executive Officer. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

If and to the extent that the Committee determines that these provisions of the 2005 Long Term Plan are to be applicable to any Award, one or more of the following business criteria for the Company, on a consolidated basis, or for business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for awards under the 2005 Long Term Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, operating revenue or equity; (6) economic value added; (7) direct contribution; (8) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital or working capital management, including inventory turnover and days sales outstanding; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and (18) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award.

Other Terms of Awards.    Awards may be settled in the form of cash, shares of common stock, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2005 Long Term Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Long Term Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3. Awards under the 2005 Long Term Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2005 Long Term Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control.    The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2005 Long Term Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Committee may provide in an Award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination.    The board of directors may amend, alter, suspend, discontinue or terminate the 2005 Long Term Plan or the Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Thus shareholder approval may not necessarily be required for every amendment to the 2005 Long Term Plan which might increase the cost of the 2005 Long Term Plan or alter the eligibility of persons to receive Awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board of directors, the 2005 Long Term Plan will terminate at the earliest of (a) such time as no shares of our common stock remain available for issuance under the 2005 Long Term Plan, (b) termination of the 2005 Long Term Plan by the board of directors, or (c) the tenth anniversary of the date the 2005 Long Term Plan was approved by the board of directors. Awards outstanding upon expiration of the 2005 Long Term Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2005 Long Term Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2005 Long Term Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee or an employee of a “related party,” as defined in the 2005 Long Term Plan, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The 2005 Long Term Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Long Term Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Long Term Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Long Term Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A

Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans,” including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2005 Long Term Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, deferred stock and SARs that are not payable in shares of our stock. It is our intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

Section 162 Limitations

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options will (and that other awards may be structured in a manner that may) qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million and that other performance-based awards under the 2005 Plan may be structured so as not to be subject to that limitation. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options and other awards under the 2005 Long Term Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSAL TO APPROVE 2005 MANAGEMENT INCENTIVE COMPENSATION PLAN

In 2000, we adopted the 2000 Plan. Commencing in 2005, we can no longer grant awards that will be excluded from the limitations set forth in Section 162(m) of the Code unless our shareholders once again approve the 2000 Plan or a subsequent plan, which shareholder approval is required by Section 162(m) of the Code every five years. As a result, in April 2005, our board of directors adopted, subject to shareholder approval, the 2005 Management Plan, which replaced the 2000 Plan, which has been terminated. Shareholder approval of the 2005 Management Plan will enable future incentive compensation payments under the 2005 Management Plan to comply with the requirements of Section 162(m) of the Code and thus be fully deductible. The earning and payment of incentive compensation must be “performance-based,” as defined by the tax law and relevant regulations. The 2005 Management Plan provides for the award of incentive payments for performance periods of 12 months or less (but not less than three months), subject to individual payment limits which are tied directly to the performance criteria established by the Committee. Our board of directors recommends that the 2005 Management Plan be adopted by the shareholders.

Summary of the Plan

The following is a general description of the terms and conditions of the 2005 Management Plan and does not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 2005 Management Plan, which is filed herewith as Annex B.

Purpose.    The purpose of the 2005 Management Plan is to promote our success by providing performance-based cash bonus incentives to its participating key employees.

Eligibility.    The persons eligible to receive bonuses under the 2005 Management Plan are all key employees (including our officers). We presently have six executive officers and employee directors, and approximately 2,009 other employees. It is not possible to state the number of persons who will receive grants because the selection of participants rests within the discretion of the Committee.

Administration.    The 2005 Management Plan is to be administered by the Committee. Subject to the terms of the 2005 Management Plan, the Committee is authorized to select persons eligible to receive bonuses for any performance period, to establish the performance period, business criteria, and bonus formula that will be used to determine each participant’s bonus for the applicable performance period, and to determine the amount of each participant’s bonus. Additionally, the Committee is responsible for the administration of the 2005 Management Plan, in accordance with its terms. The Committee has the authority to construe and interpret the 2005 Management Plan and any agreement or other document relating to any bonuses under the 2005 Management Plan, may adopt rules and regulations governing the administration of the 2005 Management Plan, and shall exercise all other duties and powers conferred on it by the 2005 Management Plan, or which are incidental or ancillary thereto.

Performance Bonuses.    The Committee is authorized to award bonuses under the 2005 Management Plan to participants on terms and conditions established by the Committee.

The Committee, in its discretion, shall establish the performance periods, and shall set the business criteria and business formulas that will be used to determine the amount of the bonuses that will be payable to a participant for a performance period. The Committee, in its discretion, may, but need not, establish different performance periods, different business criteria, and different bonus formulas, with respect to one or more participants.

If and to the extent that the Committee determines that these provisions of the 2005 Management Plan are to be applicable to any performance award, one or more of the following business criteria for the Company or a related entity (as defined in the 2005 Management Plan), on a consolidated basis, or for business or geographical units of the Company or a related entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for awards under the 2005 Management Plan: (1) earnings per share; (2) revenues or margins; (3) royalties; (4) cash flow; (5) operating margin; (6) return on assets, net assets, investment, capital, operating revenue or equity; (7) economic value added; (8) direct contribution; (9) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (10) working capital or working capital management, including inventory turnover and days sales outstanding; (11) management of fixed costs or variable costs; (12) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (13) total shareholder return; (14) debt reduction; (15) market share; (16) entry into new markets, either geographically or by business unit; (17) customer retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and (19) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to us. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) a change in accounting standards required by generally accepted accounting principles. With respect to a bonus that the Committee in its sole discretion determines shall not qualify under Section 162(m), the bonus formula may use any of the above criteria or any other business indicator of the Company, on a consolidated basis, and/or for related entities, or for business or geographical units of the Company and/or any related entity, or any other objective or subjective criteria that the Committee in its discretion shall determine. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award.

The maximum dollar value payable to any one participant under the 2005 Management Plan with respect to any 12-month performance period is $5,000,000. If the performance period is fewer than 12 months long, the maximum dollar value payable to anyone with respect to the performance period is $5,000,000 divided by 12, multiplied by the number of full months in the performance period.

The Committee may, in its discretion, reduce the amount of a bonus otherwise payable pursuant to the 2005 Management Plan, but may not exercise discretion to increase any such amount payable to a participant whose compensation is subject to the limitations of Section 162(m) of the Code.

The Committee also may, in its discretion, establish bonus pools and the bonus percentage of each participant for the performance period during which the bonus pool applies, which shall represent the participant’s share of the bonus pool.

Any bonuses granted by the Committee under the 2005 Management Plan shall be paid as soon as practicable following the Committee’s certification that the business criteria and any other material terms previously established by the Committee or set forth in the 2005 Management Plan have been met. The Committee, in its discretion, may make payment of any bonus to a participant in a number of annual installments determined by the Committee.

Amendment and Termination.    Our board of directors or the Committee may amend, suspend, or terminate the 2005 Management Plan, in whole or in part, and if suspended or terminated, may reinstate, any or all of its provisions, without further shareholder approval, except shareholder approval must be obtained for any amendment if such approval is necessary to comply with Section 162(m) of the Code or other applicable law. Thus shareholder approval may not necessarily be required for every amendment to the 2005 Management Plan which might increase the cost of the 2005 Management Plan or alter the eligibility of persons to receive bonuses thereunder. Unless the shareholders re-approve the material terms of the 2005 Management Plan at the annual meeting of shareholders that occurs in 2010, no bonuses shall be paid under the 2005 Management Plan with respect to performance periods that begin after such shareholder’s meeting, unless the Committee determines that such bonuses shall not be intended to qualify under Section 162(m).

Outstanding Awards under 2005 Management Plan

On April 27, 2005, the Committee granted performance awards and established bonus goals under the 2005 Management Plan for the fiscal year ending January 31, 2006 (“Fiscal 2006”), which awards are subject to shareholder approval of the 2005 Management Plan. George Feldenkreis and Oscar Feldenkreis will receive bonuses based on a percentage of their respective base salaries if we achieve certain operating income goals. George Feldenkreis’ and Oscar Feldenkreis’ potential bonuses will range from 60%, if we achieve the threshold goal, to 100%, if we achieve the target goal, to 180%, if we achieve the maximum goal. In all cases, achievement of levels between goals would result in payment of a percentage of base salary that is on a straight-line interpolation between the two relevant goals.

As of April 27, 2005, the Committee has awarded performance units valued between $1,020,000 and $3,060,000 pursuant to the 2005 Management Plan, assuming an anticipated base salary of $900,000 for George Feldenkreis and of $800,000 for Oscar Feldenkreis. The Committee has not granted any other awards under the 2005 Management. The following table sets forth certain information with respect to performance units granted pursuant to the 2005 Management Plan.

2005 Management Plan Benefits Table

Name and Position	Dollar Value ($)
George Feldenkreis, Chairman of the Board and Chief Executive Officer	540,000 – 1,620,000

Oscar Feldenkreis, Vice Chairman of the Board, President and Chief Operating Officer	480,000 – 1,440,000

George Pita, Chief Financial Officer	0

Douglas Jakubowski, President of Perry Ellis Menswear, LLC	0

Alberto de Cardenas, Senior Vice President and General Counsel	0

Executive Officer Group	1,020,000 – 3,060,000

Non-Executive Director Group	0

Non-Executive Officer Employee Group	0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSAL TO RATIFY THE SELECTION

OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, an independent registered public accounting firm, has served in such capacity since 1993. The audit committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2006. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Vote Required for Approval

Shareholder approval is not required for the appointment of Deloitte & Touche LLP, since the audit committee has the responsibility for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting. No determination has been made as to what action the board of directors or the audit committee would take if shareholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As permitted by the Securities Exchange Act of 1934, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement.

We will promptly deliver, upon oral or written request, a separate copy of the proxy statement or annual report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Vice President of Finance by phone at (305) 592-2830 or by mail to Vice President—Finance, 3000 N.W. 107th Avenue, Miami, Florida 33172.

Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact the Vice President of Finance by phone at (305) 592-2830 or by mail to Vice President—Finance, 3000 N.W. 107th Avenue, Miami, Florida 33172 to request multiple copies of the proxy statement in the future.

Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact the Vice President of Finance by phone at (305) 592-2830 by mail to Vice President—Finance, 3000 N.W. 107th Avenue, Miami, Florida 33172 to request that only a single copy of the proxy statement be mailed in the future.

OTHER BUSINESS

The board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8(e) promulgated by the Commission, a shareholder intending to present a proposal to be included in the Company’s Proxy Statement for the Company’s 2006 Annual Meeting of Shareholders must deliver a proposal in writing to the Company’s principal executive offices no later than January 6, 2006.

Shareholder proposals intended to be presented at, but not included in the Company’s proxy materials for, that meeting must be received by the Company no later than March 22, 2006, at its principal executive offices; otherwise, the persons named as proxies in the Company’s form of proxy shall have discretionary authority to vote on such proposals.

By Order of the Board of Directors,

Fanny Hanono,
Secretary

Miami, Florida

May 5, 2005

ANNEX A

PERRY ELLIS INTERNATIONAL, INC.

2005 LONG-TERM INCENTIVE COMPENSATION PLAN

1. Purpose.    The purpose of this PERRY ELLIS INTERNATIONAL, INC. 2005 LONG-TERM INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Perry Ellis International, Inc., a Florida corporation (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other key employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, or any policies and procedures established from time to time by the Company or any Related Entity, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a

Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) or entity who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be the date on which the Plan is approved by the board of directors.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any substantial duties or responsibilities inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, excluding for this purpose any action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than any failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(ff) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured, provided that such period shall be in excess of twelve (12) months.

(gg) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj) “Prior Plan” means the Perry Ellis International, Inc. 2002 Equity Compensation Plan, as amended and restated effective as of March 5, 2003.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(mm) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(nn) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo) “Shareholder Approval Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed on quoted, and other laws, regulations and obligations of the Company applicable to the Plan.

(pp) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee.    The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The terms and conditions prescribed by the Committee in any Award Agreement may include, in the discretion of the Committee, provisions requiring that a Participant forfeit and/or repay to the Company all or any portion of the value of any Award in the event that the Participant violates any noncompetition, nonsolicitation, confidentiality or other agreement with the Company or any Related Entity. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority.    The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants,

Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine to perform such functions, including administrative functions as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability.    The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan.    Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares available for delivery under the Plan shall be 1,500,000, reduced by any awards outstanding under the Prior Plan on the Shareholder Approval Date. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Award.    No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award, or to an award under the Prior Plan that is outstanding on the Shareholder Approval Date of the Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, the Shares shall, to the extent of such forfeiture, expiration, or termination, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company,

or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan. In the event that any option or award granted under the Prior Plan that is outstanding on the Shareholder Approval Date of the Plan, is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Any Shares that again become available for grant pursuant to this Section 4(c) shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and two (2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

(v) Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(d) No Further Awards Under Prior Plan.    In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Shareholder Approval Date.

5. Eligibility; Per-Person Award Limitations.    Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 250,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 250,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units for any Performance Period is $5,000,000 multiplied by the number of full years in the Performance Period. The limit in the foregoing sentence shall apply separately to each Performance Period, even though Performance Periods may overlap in time.

6. Specific Terms of Awards.

(a) General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options.    The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price.    Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure to the extent that it does not violate the prohibition on personal loans to executive officers and Directors imposed by the Sarbanes-Oxley Act of 2002), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants. Except under certain circumstances contemplated by Section 9 or as may be set forth in an Award Agreement with respect to the death or Disability of a Participant, Options shall not be exercisable before the expiration of one year from the date the Option is granted.

(iii) Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights.    The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment.    A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award

(other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval. A Freestanding Stock Appreciation Right shall not be exercisable before the expiration of one year from the date of grant, except under certain circumstances contemplated by Section 9 or as may be set forth in an Award Agreement with respect to the death or Disability of a Participant.

(ii) Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement (recognizing that settlement in cash or property other than Shares may cause the Award to be treated as a liability and therefore subject to potentially unfavorable financial accounting treatment), method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights.    Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards.    The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions.    Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

During the Restriction Period, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii) Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.    As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(v) Minimum Vesting Period.    Except for certain limited situations (including termination of employment, a Change in Control referred to in Section 9, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, or grants to Directors), Restricted Stock Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

(e) Deferred Stock Award.    The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions.    Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Performance Awards.    The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall be more than 12 months and not more than five years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity and cashless exercise programs, provided that such loans and cashless exercise programs are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or prohibiting personal loans to executive officers and Directors of the Company and certain Related Entities any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. Except for certain limited situations (including termination of employment, a Change in Control referred to in Section 9, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, or grants to Directors), Other Stock-Based Awards subject solely to future service requirements shall be subject to restrictions for a period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability.    It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.    If and to the extent that the Committee believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall comply with, and be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees.    The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b) Performance Criteria.    If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) royalties; (4) cash flow; (5) operating margin; (6) return on assets, net assets, investment, capital, operating revenue or equity; (7) economic value added; (8) direct contribution; (9) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (10) working capital or working capital management, including inventory turnover and days sales outstanding; (11) management of fixed costs or variable costs; (12) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (13) total shareholder return; (14) debt reduction; (15) market share; (16) entry into new markets, either geographically or by business unit; (17) customer retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and (19) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period of more than 12 months and not more than five years, as specified by the Committee. Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Performance Awards, or (ii) the date on which 25% of the days in the Performance Period have elapsed, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d) Adjustments.    The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification.    No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

(f) Shareholder Reapproval of Performance Criteria.    If and to the extent required in order to qualify as “performance based compensation” under Code Section 162(m), the performance criteria set forth in paragraph (a) of this Section 8 and any other material terms of the performance goals used to measure

Performance Awards subject to this Section 8, shall be disclosed to and reapproved by shareholders of the Company not later than the first meeting of shareholders of the Company that occurs in the fifth year following the year in which the Company’s shareholders previously approved the performance goals.

9. Change in Control.

(a) Effect of “Change in Control.”    Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company (other than for Cause) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

(b) Definition of “Change in Control”.    Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business

Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries.    No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards.    In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Corporate Transactions.    In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments.    The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes.    The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares (recognizing that if and to the extent that the Shares withheld exceed certain minimum statutory withholding requirements, such withholding may cause the Award to be treated as a liability subject to potential unfavorable financial accounting treatment) or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the shareholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciate Rights replaced with Awards having a lower exercise price without the prior approval of the shareholders of the Company.

(f) Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws.    The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan.    The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

ANNEX B

PERRY ELLIS INTERNATIONAL, INC.

2005 MANAGEMENT INCENTIVE COMPENSATION PLAN

Section 1. Purpose of Plan

The purpose of the Plan is to promote the success of Perry Ellis International, Inc. by providing performance-based cash bonus incentives to its participating key employees.

Section 2. Definitions and Terms

2.1. Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles.

2.2. Specific Terms. The following words and phrases as used herein shall have the following meanings:

“Bonus” means a cash payment or payment opportunity as the context requires.

“Bonus Formula” means the formula, determined by the Committee in its discretion, that is a function of the Business Criteria selected by the Committee, to determine each Participant’s Bonus for a Performance Period.

“Business Criteria” means, with respect to a Bonus that the Committee has determined shall qualify under Section 162(m), one or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or any Related Entity (except with respect to the total shareholder return and earnings per share criteria): (1) earnings per share; (2) revenues or margins; (3) royalties; (4) cash flow; (5) operating margin; (6) return on assets, net assets, investment, capital, operating revenue or equity; (7) economic value added; (8) direct contribution; (9) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (10) working capital or working capital management, including inventory turnover and days sales outstanding; (11) management of fixed costs or variable costs; (12) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (13) total shareholder return; (14) debt reduction; (15) market share; (16) entry into new markets, either geographically or by business unit; (17) customer retention and satisfaction; (18) strategic plan development and implementation, including turnaround plans; and (19) stock price. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles. With respect to a Bonus that the Committee has not determined shall qualify under Section 162(m), “Business Criteria” means any of the above criteria or any other business indicator of the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or any Related Entity, or any other objective or subjective criteria, that the Committee in its discretion shall determine.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Perry Ellis International, Inc. a Florida corporation, and any successor whether by merger, ownership of all or substantially all of its assets or otherwise.

“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of employee, director, consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of employee, director, consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of employee, director, consultant or other service provider (except as otherwise determined by the Committee). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

“Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Effective Date” means February 1, 2005.

“Executive” means a key employee (including any officer) of the Company.

“Outside Director” means an “outside director” within the meaning of Section 162(m) of the Code or any successor provision thereto.

“Participant” means an Executive selected to participate in the Plan by the Committee.

“Performance Period” means the period (not to exceed 12 months) established by the Committee with respect to which the Business Criteria and Bonus Formulas are set by the Committee.

“Plan” means this 2005 Management Incentive Compensation Plan, as may be amended from time to time.

“Related Entity” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution, and any business, corporation, partnership, limited liability company or other entity designated by the Company’s Board of Directors in which the Company holds a substantial ownership interest, directly or indirectly.

Section 3. Bonus Provisions

3.1. Selection of Participants.    The Committee shall determine those Executives who will be Participants in the Plan for each Performance Period.

3.2. Establishment of Performance Periods, Business Criteria, and Bonus Formulas.    The Committee, in its discretion, shall establish Performance Periods, and shall set the Business Criteria and the Bonus Formulas that will be used to determine the amount of the Bonuses that will be payable to a Participant for a Performance Period. Bonus Formulas shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Bonuses, or (ii) the date on which 25% of the days in the Performance Period have elapsed, or on such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m). The Committee, in its discretion, may, but need not, establish different Performance Periods, different Business Criteria, and different Bonus Formulas with respect to one or more Participants.

3.3. Determination of Bonus; Limitation.    Subject to the provisions of this Section, each Participant may receive a Bonus, generally determined by applying the Bonus Formula applicable to the Participant, to the Business Criteria results for the Bonus Period. However, Bonuses shall be subject to adjustment as provided in Section 3.5, below. In addition, the maximum dollar value payable to any one Participant under this Plan in any year with respect to any 12-month Performance Period is $5,000,000. If the Performance Period is fewer than 12 months long, the maximum dollar value payable to anyone with respect to the Performance Period is $5,000,000, divided by 12, and multiplied by the number of full months in the Performance Period.

3.4. Committee Discretion to Determine Conditions.    The Committee may at any time establish additional conditions and terms of payment of Bonuses (including but not limited to the achievement of additional financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan.

3.5. Adjustments.    The Committee may, in its discretion, reduce the amount of a Bonus otherwise payable pursuant to this Plan, but may not exercise discretion to increase any such amount payable to a Covered Employee. The Committee shall specify the circumstances in which such Bonuses shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of the Bonus awards.

3.6. Bonus Pools.    The Committee, in its discretion, may establish bonus pools, the amount of which may be determined with regard to formulas involving Business Criteria, from which Bonuses may be paid. If the Committee establishes a bonus pool, it shall determine a bonus percentage for each Participant for the Performance Period during which the bonus pool applies, which shall represent that Participant’s share of the Bonus Pool. The Committee may determine the bonus percentage for each Participant using the subjective and objective factors the Committee, in its sole discretion, deems appropriate. Bonus percentages shall be determined at such times as may be required to comply with Section 162(m) of the Code.

3.7. Termination of Continuous Service During Performance Period.    Unless otherwise determined by the Committee or required by pursuant to any employment agreement between the Company or any Related Entity and any Participant or by applicable law, no Bonus shall be payable to an Executive whose Continuous Service terminates prior to the last day of the Performance Period for which the Bonus is otherwise payable.

3.8. Accounting Changes.    If, after the Bonus Formulas are established for a Performance Period, a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

3.9. Committee Certification.    No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the Business Criteria and any other material terms previously established by the Committee or set forth in the Plan have been determined, that the amount of the Bonus has been determined, and that the Bonus for each Participant has been determined in accordance with the terms, conditions and limits of the Plan.

3.10. Time and Manner of Payment.    Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee’s determinations and the certification of the Committee’s findings. Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements. Notwithstanding the foregoing, the Committee, in its sole discretion, may make payment of any Bonus to a Participant in a number of annual installments determined by the Committee or at such time or times as the Committee determines will not result in the Company’s deduction for any such payment being reduced by operation of §162(m) of the Code.

Section 4. Administration of the Plan

4.1. The Committee.    The Plan shall be administered by the Committee.

4.2. Powers of the Committee.    The Committee shall have the sole authority to select the Executives who are eligible to be Participants for any Performance Period and the Business Criteria and Bonus Formula that will be used to determine each Participant’s Bonus for the applicable Performance Period, and determine the amount of each Participant’s Bonus. Additionally, the Committee shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

4.3. Requisite Action.    A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

4.4. Express Authority to Change Terms and Conditions of Bonus.    Without limiting the Committee’s authority under other provisions of the Plan, the Committee shall have the authority to accelerate a Bonus, and to waive restrictive conditions for a Bonus (including any forfeiture conditions), in such circumstances as the Committee deems appropriate.

4.5. Section 162(m) Conditions; Bifurcation of Plan.    It is the intent of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Covered Employees subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended or required in order to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 5. General Provisions

5.1. No Right to Bonus or Continued Service.    Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to continued service with the Company and its Related Entities. The Company and the Related Entities expressly reserve any and all rights to discharge an Executive in its or their sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise provided in any written employment agreement between the Company or Related Entity and the Executive. Notwithstanding any other provision hereof, the Company shall have no obligation to pay any Bonus hereunder, unless the Committee otherwise expressly provides by written contract or other written commitment.

5.2. Discretion of Company, Board of Directors, and Committee.    Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons.

5.3. Absence of Liability.    A member of the Board of Directors of the Company or a member of the Committee or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission. The Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its Related Entities and to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, for any cost or expense, including attorneys’ fees, or liability arising out of or in connection with any action, omission, or determination relating to the Plan, unless such action, omission, or determination was taken or made in bad faith.

5.4. No Funding of Plan.    The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

5.5. Non-Transferability of Benefits and Interests.    Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive’s legal representative or beneficiary.

5.6. Law to Govern.    All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the internal laws of the State of Florida.

5.7. Non-Exclusivity.    The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Business Criteria used under the Plan. In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

Section 6. Effective Date, Amendments, Suspension or Termination of Plan

The Plan shall be effective as of the Effective Date, subject to its approval by the shareholders of the Company after the Effective Date. The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment may be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code or other applicable law. Termination of the Plan shall not affect any Bonuses due and outstanding on the date of termination and such Bonuses shall continue to be subject to the terms of the Plan notwithstanding its termination.

To the extent necessary to comply with the requirements under Section 162(m), the material terms of the Plan shall be submitted to the shareholders of the Company for re-approval at the annual meeting of shareholders that occurs in the 5th year following the year in which the Plan was originally submitted to shareholders. Unless the shareholders re-approve the material terms of the Plan at such shareholders’ meeting, no Bonuses shall be paid under the Plan with respect to Performance Periods that began after such shareholders’ meeting, unless the Committee determines that such Bonuses shall not be intended to qualify under Section 162(m).

PERRY ELLIS INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS—JUNE 7, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PERRY ELLIS INTERNATIONAL, INC.

The undersigned hereby appoints George Feldenkreis and Oscar Feldenkreis, acting singly, as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock, $.01 par value per share, of Perry Ellis International, Inc., a Florida corporation (the “Company”) held of record by the undersigned on April 25, 2005 at the Annual Meeting of Shareholders to be held on June 7, 2005 or any adjournment or adjournments thereof.

Proposal 1.	Election of directors of the Company to serve until the 2008 Annual Meeting of Shareholders.

☐	FOR ALL THE NOMINEES LISTED BELOW (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Ronald L. Buch Salomon Hanono
(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space below.)

Proposal 2.	Adoption of the Company’s 2005 Long Term Incentive Compensation Plan.

FOR  ☐             AGAINST  ☐            ABSTAIN  ☐

Proposal 3.	Adoption of the Company’s 2005 Management Incentive Compensation Plan.

FOR  ☐             AGAINST  ☐            ABSTAIN  ☐

Proposal 4.	Ratification of selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending January 31, 2006.

FOR  ☐             AGAINST  ☐            ABSTAIN  ☐

In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2 and 3.

Dated: , 2005
(Signature)
(Signature)

PLEASE SIGN HERE
Please date this proxy and sign your name exactly as it appears hereon.
Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.